UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2008

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2008, Taberna Loan Holdings I, LLC, or TLHI, as seller, entered into a Master Repurchase Agreement, or the TLHI Agreement, with Wilmington Trust Company, or WTC, as agent for Cedric LLC, or Cedric, as buyer, pursuant to which Cedric purchased identified bonds from TLHI. TLHI is a subsidiary of RAIT Financial Trust, or RAIT, and RAIT reported this transaction and related transactions in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2008. As of October 27, 2008, TLHI entered into an amended and restated TLHI Agreement with WTC as agent for Cedric. The amendments, among other things, substituted different bonds for some of the bonds originally included in the purchased assets and provided for the delivery by TLHI of transfer documents relating to the purchased assets rather than requiring the re-registration of the purchased assets. The amended and restated TLHI Agreement contains customary representations, warranties and agreements and customary indemnification rights and obligations of the parties and events of default. The foregoing description of the amended and restated TLHI Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the TLHI Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Master Repurchase Agreement dated as of September 19, 2008 and Amended and Restated as of October 27, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and Taberna Loan Holdings I, LLC, as seller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 31, 2008	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement dated as of September 19, 2008 and Amended and Restated as of October 27, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and Taberna Loan Holdings I, LLC, as seller.